UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2008
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On June 25, 2008, Starbucks Corporation (“Starbucks” or the “Company”) committed to move forward with a plan to close approximately 600 underperforming Company-operated stores in the U.S. market. This decision is a result of a rigorous evaluation by the Company of its U.S. Company-operated store portfolio and includes the 100 stores targeted for closure in the Company’s previously announced plans. The majority of the store closures are scheduled to occur during the remainder of fiscal 2008 and the first half of fiscal 2009. The timing of the closures is dependent on finalizing third-party agreements, and is therefore subject to change.
The U.S. Company-operated stores identified for closure are spread across all major U.S. markets with approximately 70 percent of them opened since the beginning of fiscal 2006. The Company used several criteria to identify stores for closure that included locations that were not profitable at the store level and were not projected to provide acceptable returns in the foreseeable future. In addition to site and market-specific criteria, consideration was given to the impact of current and anticipated economic trends.
As many as 12,000 full-time and part-time retail positions will be eliminated over the course of the store closures, representing approximately seven percent of the Company’s global workforce. The Company expects to place many of the affected partners (employees) into available positions at nearby Starbucks stores.
Pre-tax charges related to the store closures include approximately $200 million of asset write-offs to be recognized in the third quarter of fiscal 2008. In addition, a projected $120 to $140 million for lease termination costs and future lease obligations are currently expected, nearly all of which will be recognized in the fourth quarter of fiscal 2008 and the first half of fiscal 2009. Costs associated with severance are currently estimated to be approximately $8 million, and the Company anticipates these charges to be recorded during the same timeframe as the store closures. The aggregate pre-tax charges associated with the planned U.S. Company-operated store closures, including costs associated with severance, are estimated to be in the range of $328 to $348 million. Upon the completion of the actions, cash charges are expected to result in a net cash outflow of approximately $100 million, net of related income tax benefits.
In addition, Starbucks now expects to open fewer than 200 new U.S. Company-operated stores in fiscal 2009.
On July 1, 2008, the Company issued a press release announcing the store closures. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.06. Material Impairments.
The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.
Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 1, 2008, announcing the closure of approximately 600 Starbucks-operated retail stores located in the U.S.

Forward-Looking Statement. This Current Report on Form 8-K contains forward-looking statements relating to the U.S. Company-operated store closures, including statements regarding the timing of store closures, charges and expenses relating to the store closures and the related impact to partners, as well as plans regarding net new Company-operated stores for fiscal 2009. These forward-looking statements, as well as the underlying estimates and assumptions relating to such statements, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, risks related to achieving expected costs savings, income tax and other benefits associated with the store closures in the anticipated time frame, if at all, and the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and of Starbucks Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2008. The Company assumes no obligation to update any of these forward-looking statements.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION
Dated: July 1, 2008	By:	/s/ Peter J. Bocian
Peter J. Bocian
executive vice president, chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated July 1, 2008, announcing the closure of approximately 600 Starbucks-operated retail stores located in the U.S.